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                                                                   EXHIBIT 10.21

                                  CONFIDENTIAL

                                                               November 22, 2004

Dear Allan:

The purpose of this letter is to document our agreement regarding compensation for managing our business relationship with the Darden Restaurants Company. As discussed, it is our mutual belief that you possess the right combination of respect and credibility with key executives within the Darden organization to help us regain significant lost ground.

Commencing October 1, 2004, Oneida Ltd. will pay you a 2% commission on all Darden sales. Your commission will be paid on a monthly basis, on or before the 15th of every month. This commission structure will extend through Oneida's 2005-06 fiscal year (2/1/05-1/31/06). Sixty days prior to the completion of fiscal year 2005-06, we will evaluate your progress and determine how best to proceed into the future.

Trusting that this meets with your satisfaction, please sign two (2) copies of this document and return to my attention.

I look forward to a very successful 2005-06.

Sincerely,


/s/ JAMES E. JOSEPH                     Date: 11/27/04
-------------------------------------
James E. Joseph
Senior Vice President &
General Manager, Oneida Foodservice


/s/ ALLAN H. CONSEUR                    Date: 11/27/04
-------------------------------------
Allan Conseur

cc: Pete Kallet